Exhibit 10.1

FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Agreement”) is made as of July 31, 2014 by and among Century Exploration New Orleans, LLC, a Delaware limited liability company (“CNO”), Century Exploration Houston, LLC, a Delaware limited liability company, Century Exploration Resources, LLC, a Delaware limited liability company (collectively, “Borrowers” and individually a “Borrower”), RAAM Global Energy Company, a Delaware corporation (“RAAM” or “Guarantor”), MUFG Union Bank, N.A., f/k/a Union Bank, N.A., as Administrative Agent and as LC Issuer, the Lenders party hereto, and the Lender Counterparties hereto.

RECITALS:

WHEREAS, Borrowers, Administrative Agent, and Lenders entered into that certain Fourth Amended and Restated Credit Agreement dated as of November 29, 2011 (as amended, supplemented, or otherwise modified to the date hereof, the “Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided;

WHEREAS, CNO and MUFG Union Bank, N.A., as a Lender Counterparty, entered into that certain ISDA Master Agreement dated as of January 7, 2005 (as amended, supplemented, or restated to the date hereof, and together with all schedules thereto and all confirmations issued thereunder, the “UB ISDA Agreement”);

WHEREAS, CNO and Regions Bank, as a Lender Counterparty, entered into that certain ISDA 2002 Master Agreement dated as of September 8, 2009 (as amended, supplemented, or restated to the date hereof, and together with all schedules thereto and all confirmations issued thereunder, the “Regions ISDA Agreement” and, together with the UB ISDA Agreement, the “ISDA Agreements”);

WHEREAS, pursuant to a letter dated April 23, 2014, Borrowers notified Administrative Agent and Lenders that Borrowers determined the ratio of RAAM’s Consolidated EBITDA for the 4 Fiscal Quarter period ending March 31, 2014 to RAAM’s Consolidated Interest Charges for such period to be less than 2.5 to 1.0, thereby resulting in an Event of Default under Section 7.14 of the Credit Agreement (the “Designated Credit Agreement Default”); and

WHEREAS, Borrowers and Guarantor have requested that Administrative Agent, LC Issuer, Lenders, and Lender Counterparties enter into this Agreement;

NOW, THEREFORE, in consideration of the various acknowledgments and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby acknowledge and agree as follows:

SECTION I. DEFINITIONS

1.1. Interpretation. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms used in this Agreement shall have the respective meanings assigned thereto in the Credit Agreement.

1.2. Additional Definitions. As used herein, terms defined above have the meanings given them above and the following additional terms shall have the following meanings:

“Forbearance Termination Date” means the date on which the Standstill Period ends.

“Forbearance Termination Event” means the occurrence of any event listed in Section V of this Agreement.

“Hedge Termination Date” means the earlier to occur of (a) the Forbearance Termination Date and (b) the Replacement Financing Closing Date.

“Released Claims” means any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, defenses, controversies, liabilities, obligations, damages, and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including claims of usury), whether heretofore or hereafter accruing, for or because of any matter or things done, omitted, or suffered to be done by any of the Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to (a) any of the Loan Documents or the ISDA Agreements or any Default or Event of Default thereunder, (b) any negotiation, discussion, enforcement action, agreement, or failure to agree related to any Loan Document, the ISDA Agreements, or any Default or Event of Default thereunder, or (c) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations, and relationships among the various Restricted Persons, Lender Parties, and Lender Counterparties; provided, however, that “Released Claims” shall not include any outstanding obligations owed as of the date of this Agreement to Borrowers by any Lender Counterparty, or any affiliate thereof, under the express terms of the ISDA Agreements.

“Released Persons” means Administrative Agent, LC Issuer, Lenders, and Lender Counterparties, together with their respective employees, agents, attorneys, officers, partners, shareholders, accountants, consultants, directors, and Affiliates, and their respective successors and assigns.

“Replacement Financing” means the first lien credit facility being sought by Borrowers from one or more lenders to replace the credit facility provided by Lenders under the Credit Agreement on or before the end of the Standstill Period.

“Replacement Financing Closing Date” means the date on which the Replacement Financing is consummated with all conditions to the closing thereof satisfied or waived.

“Rights and Remedies” has the meaning given to such term in Section 4.1.

“Standstill Period” means the period from the date of this Agreement until the earlier of (i) 5:00 p.m., Dallas, Texas time, on September 30, 2014 or (ii) the occurrence of a Forbearance Termination Event.

SECTION II. ACKNOWLEDGMENTS

2.1. Acknowledgment of Liens and Security Interests. Each Restricted Person hereby acknowledges, confirms, and agrees that the Lender Parties and the Lender Counterparties have and shall continue to have valid, enforceable, and perfected first-priority Liens in the Collateral heretofore granted to such Persons pursuant to the Loan Documents and the ISDA Agreements or otherwise granted to or held by such Persons.

2.2. Binding Effect of Documents. Each Restricted Person hereby acknowledges, confirms, and agrees that: (i) each of the Loan Documents and the ISDA Agreements, in each case to which it is a party, has been duly executed and delivered to Administrative Agent, Lenders, or Lender Counterparties, as applicable, by such Restricted Person, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of such Restricted Person contained in such documents and in this Agreement constitute the legal, valid, and binding obligations of such Restricted Person, enforceable against it in accordance with their respective terms, and such Restricted Person has no valid defense to the enforcement of such obligations, and (iii) Administrative Agent, Lenders, and Lender Counterparties are and shall be entitled to the rights, remedies, and benefits provided for in the Loan Documents, the ISDA Agreements, and applicable Law, as applicable.

2.3. No Obligation to Make Loans or issue Letters of Credit. Each Borrower hereby acknowledges, confirms, and agrees that no Lender has any obligation to advance additional Loans under the Credit Agreement (and LC Issuer has no obligation to issue Letters of Credit under the Credit Agreement) and that in no event and under no circumstance shall any past or future discussions with, or the day-to-day forbearance from exercising any of its rights or remedies under the Loan Documents by, any Lender create an implied obligation by such Lender to advance additional Loans under the Credit Agreement.

SECTION III. DESIGNATED DEFAULTS

3.1. Acknowledgment of Defaults. Each Restricted Person hereby acknowledges and agrees that the Designated Credit Agreement Default has occurred and is continuing, which constitutes an Event of Default and entitles Lender Parties and Lender Counterparties to exercise their respective rights and remedies under the Loan Documents and the ISDA Agreements (as applicable), applicable Law, or otherwise. Each Borrower further represents and warrants that as of the date hereof no other Events of Default under the Loan Documents or the ISDA Agreements exist. No Lender Party or Lender Counterparty has waived, presently intends to waive, and may ever waive such Designated Credit Agreement Default, and nothing contained herein or the transactions contemplated hereby shall be deemed to constitute any such waiver.

3.2. No Other Waivers; Reservation of Rights. Neither any Lender Party nor any Lender Counterparty has agreed to forbear with respect to any of their Rights and Remedies concerning the Designated Credit Agreement Default (other than, during the Standstill period, the Designated Credit Agreement Default to the extent expressly set forth herein) or any other Default that may have occurred or is continuing as of the date hereof or that may occur after the date hereof. Subject to Section IV below (solely with respect to the existing Designated Credit Agreement Default), Lender Parties and Lender Counterparties reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement as a result of the Designated Credit Agreement Default that may be continuing on the date hereof or any other Default that may occur after the date hereof, and Lender Parties and Lender Counterparties have not waived any such rights and remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights and remedies, should be construed as a waiver of any such rights and remedies.

3.3. Fee. In consideration of the agreements set forth herein, Borrowers shall pay to Administrative Agent, for the account of the Lenders in accordance with their Percentage Shares, (a) a fee in the aggregate amount of $50,000, which fee shall be fully earned as of the date hereof and payable contemporaneously with the execution of this Agreement and (b) a fee in the aggregate amount of $50,000, which fee shall be fully earned as of September 1, 2014 and payable on such date if the Replacement Financing Closing Date has not occurred on or before September 1, 2014. Such fee is in addition to all other fees, interest, costs, and expenses payable in connection with the Loan Documents and may be charged by Administrative Agent to any account of any Borrower maintained by Administrative Agent. The fee shall be fully earned by Lenders, notwithstanding any failure by any Borrower to comply with any other term of this Agreement.

SECTION IV. STANDSTILL

4.1. Standstill. In reliance upon the representations, warranties, and covenants of the Restricted Persons contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender Parties and Lender Counterparties agree to forbear during the Standstill Period from exercising their respective rights and remedies under the Loan Documents, the ISDA Agreements, or applicable Law (the “Rights and Remedies”) in respect of, or arising out of, the Designated Credit Agreement Default, subject to the terms and conditions hereof.

4.2. Termination. Upon the termination of the Standstill Period, the agreements of Lender Parties and Lender Counterparties to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Lender Parties and Lender Counterparties to exercise the Rights and Remedies immediately.

SECTION V. FORBEARANCE TERMINATION EVENTS

Each of the following shall constitute a Forbearance Termination Event:

(a) the existence of any Event of Default (other than the Designated Credit Agreement Default or an Event of Default under Section 7.14 of the Credit Agreement with respect to the Fiscal Quarter ending June 30, 2014) under the Loan Documents;

(b) any Restricted Person shall fail to keep or perform any of the terms, obligations, covenants, or agreements contained herein;

(c) any representation or warranty of any Restricted Person herein shall be false, misleading, or incorrect in any material respect; and

(d) the Second Lien Trustee or any Second Lien Holder exercises any right or remedy under the Second Lien Indenture, the other loan documents related thereto, or applicable Law, in each case arising from an “Event of Default” thereunder.

SECTION VI. AMENDMENTS AND SUPPLEMENTARY PROVISIONS

6.1. Borrowing Base. Administrative Agent, Lenders, Borrowers, and Guarantor hereby agree that the Borrowing Base is hereby permanently reduced to $0.00.

6.2. Commitment Termination. On the Forbearance Termination Date, the Commitment of each Lender, and the obligation of LC Issuer to issue Letters of Credit, shall be automatically terminated.

6.3. Cash Collateral. The Borrowers hereby agree to maintain at least $4,000,000 on deposit in one or more deposit accounts with Administrative Agent (or such higher amount representing 120% of the mark-to-market amount of the outstanding Hedging Obligations owing to the Lender Counterparties, as calculated by such counterparties and notified by Administrative Agent to Borrowers).

6.4. Hedging Contracts. On the Hedge Termination Date, all Lender Hedging Obligations shall automatically terminate, such date shall constitute an Early Termination Date in respect of all outstanding Transactions under the respective ISDA Agreements, and any termination amounts in respect thereof shall be calculated and due and payable in accordance with the provisions of the respective ISDA Agreements, unless novated as mutually agreed by the Borrowers and the applicable Lender Counterparty or mutually extended in writing by Borrowers and the applicable Lender Counterparty. For purposes of this Section 6.4, “Early Terminate Date” and “Transactions” have the meanings given to such terms in the applicable ISDA Agreements.

6.5. Commitment Fees. From and after April 24, 2014, each Lender hereby agrees to waive the commitment fees otherwise owing to such Lender pursuant to Section 2.5(c) of the Credit Agreement.

SECTION VII. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS

Each Restricted Person hereby represents, warrants, acknowledges, admits, and agrees as follows:

7.1. Representations in Loan Documents. Each of the covenants, representations, and warranties made by or on behalf of Restricted Persons to Lender Parties or Lender Counterparties in any of the Loan Documents or the ISDA Agreements was true and correct when made and in all respects is, except for the representation and warranty set forth in the Credit Agreement relating to the non-existence of a Designated Credit Agreement Default, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Restricted Persons on the date hereof and in this Agreement.

7.2. Binding Effect of Documents. This Agreement, the Credit Agreement, the other Loan Documents, and the ISDA Agreements have been duly executed and delivered to the Lender Parties and Lender Counterparties by Restricted Persons and are and shall continue to be legal, valid, and binding obligations of each Restricted Person (that is a party thereto), enforceable against each in accordance with their terms.

7.3. Corporate or Company Power. Each Restricted Person that is a party hereto has the corporate or company power, and has been duly authorized by all requisite action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Restricted Person.

7.4. No Conflict, Etc. The execution, delivery, and performance of this Agreement by each Restricted Person that is a party hereto does not and will not (i) violate any law, rule, regulation, or court order to which it is subject, (ii) conflict with, or result in a breach of, its charter, bylaws, or any agreement or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of such Restricted Person, whether now owned or hereafter acquired, other than liens in favor of Lender Parties and Lender Counterparties.

7.5. Effect of Recitals. The recitals set forth above are true and accurate and are an operative part of this Agreement.

SECTION VIII. STATUTE OF LIMITATIONS

Each Restricted Person hereby expressly acknowledges and agrees that the Standstill Period will not be included in computing any period of limitations, laches, estoppel, or any other time-related defense or bar pertaining to the filing, institution, prosecution, or pursuit by Lender Parties or Lender Counterparties of any cause(s) of action or claim(s) that any such Person may have, or that any such Person may assert, against any of the Restricted Persons under, or in connection with, the Loan Documents, the ISDA Agreements, or otherwise in connection with the Obligations or Lender Hedging Obligations.

SECTION IX. CONDITIONS OF EFFECTIVENESS

This Agreement shall become effective upon satisfaction of the following conditions precedent:

(a) Administrative Agent shall have received a duly authorized, executed counterpart of this Agreement.

(b) Payment of the fee payable pursuant to Section 3.3(a).

SECTION X. PROVISIONS OF GENERAL APPLICATION

10.1. Effect and Construction of Agreement. Except as expressly provided herein, the Loan Documents and the ISDA Agreements shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(a) impair the validity, perfection, or priority of any lien or security interest securing the Obligations or the Lender Hedging Obligations;

(b) waive or impair any rights, powers, or remedies of Lender Parties or Lender Counterparties, as applicable, under, or constitute a waiver of, any provision of the Loan Documents or the ISDA Agreements upon termination of the Standstill Period; or

(c) constitute an agreement by Lender Parties or Lender Counterparties or require such Persons to extend the Standstill Period, grant additional forbearance periods, or extend the term of the Credit Agreement or the time for payment of any of the Obligations or the Lender Hedging Obligations.

10.2. Conflicts. In the event of any express conflict between the terms of this Agreement and any of the other Loan Documents or the ISDA Agreements, this Agreement shall govern. The Credit Agreement and this Agreement shall be read and construed as one agreement.

10.3. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

10.4. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10.5. No Notice. This Agreement shall in no way be deemed to obligate Lender Parties or Lender Counterparties to give any Restricted Person or anyone else any notices of any kind in connection with the Credit Agreement, the other Loan Documents, or the ISDA Agreements or otherwise. All waiver provisions contained in the Credit Agreement, the other Loan Documents, or the ISDA Agreements remain in full force and effect and shall not be deemed to have been waived or released by Lender Parties or Lender Counterparties as a result of delivery of this Agreement.

10.6. Survival of Agreements. All representations, warranties, covenants, and agreements of the Restricted Persons in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other documents and the performance hereof and thereof, and shall further survive until all of the Obligations and the Lender Hedging Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement or the ISDA Agreements to Lender Parties or Lender Counterparties shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Restricted Person under this Agreement and under the Credit Agreement and ISDA Agreements. No investigation by Lender Parties or Lender Counterparties or any closing shall affect the representations and warranties or the right of Lender Parties or Lender Counterparties to rely upon them.

10.7. Reviewed by Attorneys. Each Restricted Person represents and warrants to each Lender Party and each Lender Counterparty that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery hereof, (b) has been afforded an opportunity to have this Agreement reviewed by, and to discuss this Agreement and documents executed in connection herewith with, such attorneys and other persons as Borrowers may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed in connection herewith shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

10.8. RELEASE OF CLAIMS. TO INDUCE LENDER PARTIES AND LENDER COUNTERPARTIES TO AGREE TO THE TERMS OF THIS AGREEMENT, EACH RESTRICTED PERSON HEREBY (A) REPRESENTS AND WARRANTS THAT, AS OF THE DATE OF THIS AGREEMENT, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR DEFENSES OR COUNTERCLAIMS TO, ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS OR UNDER THE ISDA AGREEMENTS, AND WAIVES ANY AND ALL SUCH CLAIMS, OFFSETS, DEFENSES, OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF THIS AGREEMENT, (B) RELEASES AND FOREVER DISCHARGES THE RELEASED PERSONS FROM ANY AND ALL RELEASED CLAIMS, AND (C) COVENANTS NOT TO ASSERT (AND NOT TO ASSIST OR ENABLE ANY OTHER PERSON TO ASSERT) ANY RELEASED CLAIM AGAINST ANY RELEASED PERSON. THE RESTRICTED PERSONS ACKNOWLEDGE AND AGREE THAT SUCH RELEASE IS A GENERAL RELEASE OF ANY AND ALL RELEASED CLAIMS AND CONSTITUTES A FULL AND COMPLETE SATISFACTION FOR ANY OR ALL ALLEGED INJURIES OR DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THE RELEASED CLAIMS, ALL OF WHICH ARE HEREIN COMPROMISED AND SETTLED.

10.9. Entire Agreement. THIS AGREEMENT SETS FORTH THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF. NO RESTRICTED PERSON HAS RECEIVED OR RELIED ON ANY AGREEMENTS, REPRESENTATIONS, OR WARRANTIES OF AGENT OR LENDERS, EXCEPT AS SPECIFICALLY SET FORTH HEREIN. EACH RESTRICTED PERSON ACKNOWLEDGES THAT IT IS NOT RELYING UPON ORAL REPRESENTATIONS OR STATEMENTS INCONSISTENT WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT.

10.10. Loan Document. This Agreement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

10.11. Severability. In case any provision in or obligation hereunder shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.12. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.13. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

10.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement may be validly executed by facsimile or other electronic transmission.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CENTURY EXPLORATION NEW ORLEANS, LLC CENTURY EXPLORATION HOUSTON, LLC CENTURY EXPLORATION RESOURCES, LLC each as Borrower

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft
Treasurer of each of the above named companies

RAAM GLOBAL ENERGY COMPANY, as a Guarantor

By:	/s/ Jeffrey T. Craycraft
Jeffrey T. Craycraft Treasurer

MUFG UNION BANK, N.A., f/k/a Union Bank, N.A., as Administrative Agent, LC Issuer, a Lender, and a Lender Counterparty

By:	/s/ M. Duncan McDuffie
Name: M. Duncan McDuffie Title: Director

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Nancy Mak
Name: Nancy Mak Title: Senior Vice President

REGIONS BANK, as a Lender and a Lender Counterparty

By:	/s/ J Richard Baker
Name: J Richard Baker Title: Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Trent J. Brendon
Name: Trent J. Brendon Title: Vice President

NATIXIS, NEW YORK BRANCH as a Lender

By:	/s/ Stuart Murray
Name: Stuart Murray Title: Managing Director

By:	/s/ Mary Lou Allen
Name: Mary Lou Allen Title: Director